UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 6, 2017

WestRock Company
(Exact name of registrant as specified in charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 444-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 6, 2017, pursuant to the Agreement and Plan of Merger, dated as of January 23, 2017 (the “Merger Agreement”), by and among WestRock Company, a Delaware corporation (“WestRock”), WRK Merger Sub Limited, a Bermuda exempted company and a wholly owned subsidiary of WestRock (“Merger Sub”), and Multi Packaging Solutions International Limited, a Bermuda exempted company (“MPS”), Merger Sub merged with and into MPS (the “Merger”), with MPS surviving the Merger as a wholly owned subsidiary of WestRock.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding common share of MPS (other than shares owned by (i) MPS or WestRock or any of their respective subsidiaries or (ii) any MPS shareholder who did not vote in favor of the Merger and who complied with all of the provisions of the Companies Act 1981 of Bermuda concerning the right of shareholders to require appraisal of their shares) was automatically canceled and converted into the right to receive $18.00 per common share of MPS (the “Merger Consideration”), without interest.

Each MPS restricted stock award that was outstanding at the effective time of the Merger was canceled in exchange for the right to receive the Merger Consideration, without interest.  Each MPS restricted stock unit award that was outstanding at the effective time of the Merger that was subject to performance-based vesting conditions was canceled in exchange for the right to receive the Merger Consideration, without interest, with all applicable performance goals calculated as of the closing date of the Merger as provided in the applicable agreement governing such restricted stock unit award.  Each MPS restricted stock unit award that was outstanding at the effective time of the Merger that was not subject to performance-based vesting conditions was assumed by WestRock and converted into an award of restricted stock units of WestRock after giving effect to appropriate adjustments to reflect the consummation of the Merger, as set forth in the Merger Agreement.

On June 6, 2017, in connection with the consummation of the Merger, MPS requested that the New York Stock Exchange (“NYSE”) suspend trading of common shares of MPS, effective prior to the market opening on June 7, 2017, and remove MPS common shares from listing on the NYSE.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to WestRock’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2017, and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement.  It is not intended to provide any other factual information about WestRock, MPS or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors.  In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by WestRock or MPS.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of WestRock, MPS or any of their respective subsidiaries, affiliates or businesses.

Item 8.01	Other Events.

On June 6, 2017, WestRock issued a press release announcing the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated January 23, 2017, among WestRock Company, WRK Merger Sub Limited and Multi Packaging Solutions International Limited (incorporated by reference to Exhibit 2.1 of WestRock’s Current Report on Form 8-K filed on January 24, 2017)

99.1	Press Release dated June 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY,

Date: June 6, 2017	By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated January 23, 2017, among WestRock Company, WRK Merger Sub Limited and Multi Packaging Solutions International Limited (incorporated by reference to Exhibit 2.1 of WestRock’s Current Report on Form 8-K filed on January 24, 2017)

99.1	Press Release dated June 6, 2017